               LETTER TO REGISTERED HOLDERS AND DTC PARTICIPANTS
                        REGARDING THE OFFER TO EXCHANGE
                        $175,000,000 PRINCIPAL AMOUNT OF
                            9% SENIOR NOTES DUE 2009

                                       OF

                           GRANT PRIDECO ESCROW CORP.
              (WHICH WAS MERGED WITH AND INTO GRANT PRIDECO, INC.)

To Registered Holders and The Depository Trust Company Participants:

     We are enclosing herewith the materials listed below relating to the offer by Grant Prideco, Inc. (the "Company") to exchange the Company's new 9% Senior Notes due 2009, Series B (the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the issued and outstanding 9% Senior Notes due 2009 originally issued by Grant Prideco Escrow Corp., a direct, wholly-owned subsidiary of the Company, which was merged with and into the Company on December 20, 2002, (the "Old Notes") upon the terms and subject to the
conditions set forth in the Company's Prospectus, dated           , 2003, and
the related Letter of Transmittal (which together constitute the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

          1. Prospectus dated           , 2003;

          2. Letter of Transmittal;

          3. Notice of Guaranteed Delivery;

          4. Instructions to Registered Holder or DTC Participant from Beneficial Owner; and

          5. Letter which may be sent to your clients for whose account you hold definitive registered notes or book-entry interests representing Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE
OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           , 2003, UNLESS
EXTENDED.

     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

     To participate in the Exchange Offer, a beneficial holder must either (i) cause to be delivered to U.S. Bank Trust National Association (the "Exchange Agent"), at the address set forth in the Letter of Transmittal, definitive registered notes representing Old Notes in proper form for transfer together with a properly executed Letter of Transmittal or (ii) cause a DTC Participant to tender such holder's Old Notes to the Exchange Agent's account maintained at The Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the Letter of Transmittal. By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Old Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent. You will need to contact those of your clients for whose account you hold definitive registered notes or book-entry interests representing Old Notes and seek their instructions regarding the Exchange Offer.

     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company and the Guarantors (as defined in the Prospectus) that:
(i) the New Notes or book-entry interests therein to be acquired by such holder and any beneficial owner(s) of such Old Notes or interests therein ("Beneficial Owner(s)") in connection with the Exchange Offer are being acquired by such holder and any Beneficial Owner(s) in the ordinary course of business of the holder and any Beneficial Owner(s), (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) if the holder or Beneficial Owner is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations, (iv) if the holder or Beneficial Owner is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985, (v) the holder and each Beneficial Owner acknowledge and agree that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or is participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters,
(vi) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (v) above and any resales of New Notes or interests therein obtained by such holder in exchange for Old Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (vii) neither the holder nor any Beneficial Owner(s) is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. Upon a request by the Company, a holder or beneficial owner will deliver to the Company a legal opinion confirming its representation made in clause (vii) above. If the tendering holder of Old Notes is a broker-dealer (whether or not it is also an "affiliate") or any Beneficial Owner(s) that will receive New Notes for its own or their account pursuant to the Exchange Offer, the tendering holder will represent on behalf of itself and the Beneficial Owner(s) that the Old Notes to be exchanged for the New Notes were acquired as a result of market-making activities or other trading activities, and acknowledge on its own behalf and on the behalf of such Beneficial Owner(s) that it or they will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; provided, however, by so acknowledging and by delivering a prospectus, such tendering holder will not be deemed to admit that it or any Beneficial Owner is an "underwriter" within the meaning of the Securities Act.

     The enclosed "Instructions to Registered Holder or DTC Participant from Beneficial Owner" form contains an authorization by the beneficial owners of Old Notes for you to make the foregoing representations. You should forward this form to your clients and ask them to complete it and return it to you. You will then need to tender Old Notes on behalf of those of your clients who ask you to do so.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in the section "The Exchange
Offer -- Solicitation of Tenders; Fees and Expenses" of the enclosed Prospectus.

     Additional copies of the enclosed materials may be obtained from the Exchange Agent.

                                          Very truly yours,

                                          GRANT PRIDECO, INC.

 NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU TO USE ANY DOCUMENT
  OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                        3